White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM Dated 3/7/2026 Employment Agreement between Valerie Ford Jacob the Executive and USA Rare Earth, Inc. the Company Exhibit 10.45

Table of Contents Page (i) VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM 1. Employment .......................................................................................................................... 1 2. Compensation. ....................................................................................................................... 2 3. Termination of Employment .................................................................................................. 3 4. Section 409A ......................................................................................................................... 4 5. Restrictive Covenants ............................................................................................................ 5 6. Third-Party Agreements and Rights ....................................................................................... 8 7. No Conflicts .......................................................................................................................... 8 8. Withholding; Tax Effect......................................................................................................... 9 9. Assignment ............................................................................................................................ 9 10. Severability ............................................................................................................................ 9 11. Survival ................................................................................................................................. 9 12. Waiver ................................................................................................................................... 9 13. Notices .................................................................................................................................. 9 14. Amendment ........................................................................................................................... 9 15. Governing Law; Arbitration; Service of Process; Waiver of Jury Trial ................................... 9 16. Indemnification .................................................................................................................... 10 17. No Third-Party Beneficiaries................................................................................................ 10 18. Entire Agreement ................................................................................................................. 10 19. Legal Counsel ...................................................................................................................... 11 20. Counterparts ........................................................................................................................ 11

VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM EMPLOYMENT AGREEMENT Agreement 7th day of March, Executive Company . This Agreement shall be effective as of 7th day of March, 2026 (the Effective Date WHEREAS, effective as of the Effective Date, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms and conditions contained herein; and WHEREAS, on and following the Effective Date, the Executive shall be eligible to receive services hereunder. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Employment. (a) Term; At-Will Employment. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing as of the Effective Date. Severance and Change of Control Plan amended from time to time. Unless extended as provided herein, the term of this Agreement shall commence on the Effective Date and shall expire on the date that is Initial Term . The Initial Term may be extended for such additional period(s) as the Company and the Executive may mutually agree in writing, provided that written notice of such extension is delivered by either party to the other no later than sixty (60) days prior to the expiration of the then-current term (each such extension, together with the Initial Term, the Term . the Company continues beyond the expiration of the Term, such continued employment shall remain on an at-will basis and the terms and conditions of this Agreement shall continue to apply to such employment, further force or effect; provided, however, that the foregoing shall apply unless and until the Company and the Executive enter into a new written employment agreement to govern the terms and conditions of the Executive's continued employment, in which case such new agreement shall supersede this Agreement to the extent provided therein. The Executive acknowledges that nothing in this Agreement, or in any written -will status of employment. (b) Position and Duties. The Executive shall serve as the Chief Legal Officer and Board . In such position, the Executive shall have such powers and duties Executive Officer. and affairs of the Company. The Executive may only serve on other corporate boards of directors with the Board are not competitors of the Company. In addition, the Executive may engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not interfere . The Company has approved E participation on the nonprofit board for Sail4th 250, Inc.

2 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM in New York State, or as otherwise determined in consultation between the Executive and the Board, subject to reasonable business travel as may be required by the needs of the Company. 2. Compensation. (a) Base Salary. . The Committee . The base salary in effect at any given time is referred to herein as Base Salary payroll practices for executive officers. The Executive acknowledges and agrees that she shall also provide services to one or mo (whether as a director, officer or otherwise), in each case, without additional compensation. (b) Annual Cash Incentive Compensation. The Executive shall be eligible to receive a cash incentive bonus annually, subject to the terms adopted by the Board based on performance goals and achievements as established by the Board (or the Compensation Annual Bonus . The , prorated for time served in accordance with the last sentence of this paragraph. The Annual Bonus will be paid in the fiscal year following the fiscal year for which it is earned, but not later than March 15 of such fiscal year, subject to in Section 3). during the 2027 fiscal year, the Executive shall be eligible to receive a prorated Annual Bonus for such fiscal year, calculated based on the number of days the Executive was employed during the 2027 fiscal year divided by 365, subject to the achievement of the applicable performance goals and achievements and payable at the same time Annual Bonuses are paid to other executives of the Company. (c) Equity Incentive Compensation. (i) The Executive shall be eligible to receive equity incentive awards under the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan, as may be amended hereafter from time to time by Equity Plan - . The design and delivery of any such equity incentive awards, and the grant of such equity incentive awards, will be determined by and subject to the approval of the Board following recommendation by the Committee. (ii) For 2026, the Executive will be granted, pursuant to the Equity Plan and 2026 RSU Award which will vest as follows: one-third (1/3) of the 2026 RSU Award shall vest on the twelve (12)-month anniversary of the grant date, and the remaining two-thirds (2/3) of the 2026 RSU Award shall vest on the eighteen (18)-month anniversary of the grant date, in each case, based upon continuous service with the Company or an affiliate through the applicable vesting date. Such 2026 RSU Award will be made at the same time equity incentive grants are made to other executives of the Company. Notwithstanding anything employment with the Company terminates prior to the eighteen (18)-month anniversary of the grant date due to the Exe for Good Reason (as defined in the Plan) or by the Company without Cause, any then-unvested portion of the 2026 RSU Award shall become fully vested as of the date of such termination. (iii) Long-term equity incentive grants after 2026 will be structured by the

3 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM (d) Employee Benefits. The Executive will be entitled to participate in the U.S.-based employees, including those with respect to paid time off, subject to the terms of such plans and programs; provided, that the Executive shall be entitled to five weeks of paid time off (pro-rated for partial . Notwithstanding the foregoing, the Company may modify and/or terminate its employee benefit plans and programs offered to full time U.S.-based employees at any time. The Company shall provide the Executive with an administrative assistant, whose employment shall be subject to the terms and conditions applicable to similarly situated assistants as may be in effect from time to time. (e) Expenses. The Executive shall be entitled to receive reimbursement for all reasonable, documented business expenses incurred by the Executive in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers. (f) Legal Review Reimbursement. The Company shall reimburse the Executive for Agreement, up to a maximum of $5,000, payable upon submission of appropriate documentation following the Effective Date. 3. Termination of Employment. (a) Termination. following to occur: (i) Automatically upon the date of the death of the Executive. (ii) of termination due to Disability. Disability that (A) the Executive qualifies to receive long-term disability payments under the -term disability insurance program, as it may be amended hereafter from time to time by the Company in its sole discretion, covering employees of the Company or any affiliate to which the Executive provides services; or (B) the Executive is determined to be totally disabled by the Social Security Administration. (iii) Immediately upon written notice by the Company to the Executive of a termination for Cause. Cause shall have the meaning set forth in the Plan. (iv) Immediately upon written notice by the Company to the Executive of an involuntary termination of employment without Cause (other than due to death or Disability). (v) (as defined in the Plan), which the Company may, in its sole discretion, make effective earlier than any notice date. (vi) terms of the Plan. (vii) Upon the conclusion of the Term continues thereafter in accordance with Section 1(a). For the avoidance of doubt, the expiration of the Initial Term or any extension thereof shall not, in and of itself, constitute

4 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM constitute a severance-qualifying event under the Plan, and the Executive shall have no entitlement to severance or other termination-related payments or benefits under this Agreement or the Plan solely by reason of such expiration. (b) Accrued Obligations. authorized representative or estate) (i) accrued but unpaid base salary through the date of termination, which shall be paid within the time required by applicable law, but no later than thirty (30) days following the date of termination, (ii) reimbursement for all incurred but unreimbursed expenses for which the Executive is entitled to reimbursement in accordance with this Agreement, (iii) vested benefits to which the Executive may be entitled pursuant to the terms of any plan or policy sponsored by the Company and (iv) any other amounts required by applicable law. (c) Plan Participation. The Executive shall be eligible to participate in the Plan, subject to and in accordance with the terms and conditions of the Plan, which shall among other things govern cash and equity- situations, including the terms and conditions of such payments and benefits, as further detailed in the Plan. (d) Other Obligations. Company, the Executive shall be deemed to automatically resign from any position as an officer, director or fiduciary of the Company and any Company-related entity. 4. Section 409A. (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Code within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on accoun separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided . If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes - , then such payments or

5 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). (d) The parties intend that this Agreement shall be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such section. 5. Restrictive Covenants. (a) Confidentiality. Company, the Executive will have access to Confidential Information. For purposes of this Agreement, Confidential Information inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, and/or competitors. Subject to Sections 5(j) and 5(k) below, the Executive agrees that the Executive shall not, directly or indirectly, use, make available, duties and for the benefit of the Company, either during employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject dentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have . The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). (b) Noncompetition. The Executive acknowledges that (i) the Executive performs such services to a competing business during employment with the Company will result in irreparable harm to the Company, (ii) the Executive has had and will continue to have access to trade secrets and other confidential information of the Company and its subsidiaries, which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its subsidiaries, (iii) in the course of secrets and confidential information, (iv) the Company and its affiliates have substantial relationships with

6 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM their customers and the Executive has had and will continue to have access to these customers, (v) the Executive has received and will receive specialized training from the Company and its subsidiaries, and (vi) the Executive has generated and will continue to generate goodwill for the Company and its subsidiaries . Accordingly, during employment, the Executive agrees that the Executive will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in competition with the Company or any of its subsidiaries or in any other material business in which the Company or any of its subsidiaries is engaged or in which they have planned to be engaged. Notwithstanding the foregoing, nothing herein shall prohibit the Executive from being a passive owner of not more than one percent (1%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its subsidiaries, so long as the Executive has no active participation in the business of such corporation. (c) Non-disparagement. Subject to Sections 5(j) and 5(k) below, the Executive agrees not to make or publish negative comments or otherwise disparage the Company or any of its affiliates or any of their officers, directors, employees, shareholders, agents or products other than in the good faith performance of t and the Company agrees that the Company shall direct its executive officers and directors not to make or publish negative comments or otherwise disparage the Executive other than in the good faith performance of their duties to the Company while employed thereby, and upon issuing such directive, the Company shall have satisfied its non-disparagement obligation. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or by any communications or disclosures protected under Sections 5(j) and 5(k) hereof, including communications with the U.S. Securities and Exchange Commission or any other governmental agency regarding possible violations of law. (d) Return of Company Property. Executive shall return all property belonging to the Company or its affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company). (e) Reasonableness Of Covenants. In signing this Agreement, the Executive gives the Company assurance that the Executive has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 5. Executive agrees that these restraints are necessary for the reasonable and proper protection of the Company and its affiliates and their trade secrets and confidential information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Executive from obtaining other suitable employment during the period in which the Executive is bound by the restraints. The Executive agrees that, before providing services, whether as an employee or consultant, to any entity during the period of time that the Executive is subject to the constraints in Section 5 hereof, the Executive will provide a copy of this Agreement (including, without limitation, this Section 5) to such entity, and the Company shall be entitled to share a copy of this Agreement (including, without limitation, this Section 5) with such entity or any other entity to which the Executive performs services, and such entity shall acknowledge to the Company in writing that it has read this Agreement. The Executive acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its affiliates and that the Executive has sufficient assets and skills to provide a livelihood while such covenants remain in force. The Executive further covenants that the Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 5. It is

7 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM obligations to that affiliate under this Agreement and shall be third party beneficiaries hereunder, including without limitation pursuant to this Section 5. (f) Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), the Executive agrees that during employment and, with respect to any matter in which the Executive seeks indemnification pursuant to Section 16, thereafter, the Executive will respond and provide employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will provide reasonable assistance to the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the Claims . The Company shall reimburse the Executive for all reasonable, out-of-pocket expenses incurred by the Executive in connection with any cooperation provided pursuant to this Section 5(f). Executive agrees that while employed by the Company and, with respect to any matter in which Executive seeks indemnification pursuant to Section 16, thereafter, Executive will promptly inform the Company if the Executive becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its affiliates. The Executive also agrees to promptly inform the Company (to the extent that the Executive is legally permitted to do so) if the Executive is asked to assist in any investigation of the Company or its affiliates (or their actions) or another party attempts to obtain information or documents from the Executive (other than in connection with any litigation or other proceeding in which the Executive is a party-in-opposition) with respect to matters the Executive believes in good faith to relate to any investigation of the Company or its affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required; provided, however, that nothing in this Section 5(f) Section 5(k) hereof, including the or regulatory authority, including the U.S. Securities and Exchange Commission, without notice to or consent of the Company. During the pendency of any litigation or other proceeding involving Claims, the Executive and except to the extent that the Executive determines in good faith is necessary in connection with the or potential litigation or regulatory or administrative proceeding involving the Company or any of its that the foregoing notice requirement shall not apply to any communications protected under Section 5(k) hereof. (g) Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 5 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by law. (h) Tolling. In the event of any violation of the provisions of this Section 5, Executive acknowledges and agrees that the post-termination restrictions contained in this Section 5 shall, to the maximum extent permitted by applicable law, be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation. (i) Survival Of Provisions. The obligations contained in Section 5 shall survive the be fully enforceable thereafter.

8 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM (j) DTSA. or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. (k) Employee Protections. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede the Executive (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) filing a complaint or charge with any governmental agency, such as the U.S. Equal Employment Opportunity Commission or a state or local fair employment practices agency, (iii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the U.S. Securities and Exchange Commission, Congress, and any agency Inspector General, (iv) accepting any U.S. Securities and Exchange Commission Awards, or (v) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive will not be required to notify the Company that such reports or disclosures have been made. (l) Equitable Relief and Other Remedies. The Executive acknowledges and agrees Section 5 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security. 6. Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way . have to any such previous employer or other party. Executive shall not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive shall not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party. 7. No Conflicts. The Executive agrees that during the course of employment with the Company, the Executive shall not, without the prior written consent of the Company, either directly or

9 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM indirectly, through an affiliated or controlled entity or person, or as an employee, partner, consultant, proprietor, principal, agent, or otherwise in any other capacity, work for, render services to, own, manage, operate, engage in any business anywhere in the world which is in competition with the business of the Company. 8. Withholding; Tax Effect. All payments made to the Executive under this Agreement shall be subject to all applicable tax and other withholding requirements and shall be subject to all authorized deductions. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for the tax impact associated with any payments or benefits made hereunder. 9. Assignment. The Company may assign its rights and obligations under this Agreement . This Agreement shall inure to the benefit of respective successors, executors, administrators, heirs and permitted assigns; provided that the services provided by the Executive are of a personal nature and the Executive cannot sell, convey, assign, delegate, transfer or otherwi this Agreement (and any such purported action by the Executive shall be null and void). 10. Severability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 11. Survival. The provisions of this Agreement shall survive the termination of this terms contained herein. 12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 13. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the the Company's Chief Legal Officer and to legal@usare.com. 14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company upon approval of the full Board. 15. Governing Law; Arbitration; Service of Process; Waiver of Jury Trial. (a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to

10 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM enter into this Agreement), shall be governed by, and enforced exclusively in accordance with, the internal laws of the State of Delaware, including its statutes of limitations. (b) The Executive and the Company agree that all claims arising out of or relating to her employment, including its termination and the interpretation of this Agreement, and including any claims or disputes related to discrimination or harassment (to the extent permitted by applicable law), shall FAA . The dispute will be arbitrated in accordance with the rules of the American AAA existing Employment Arbitration Rules which may be found at http://www.adr.org, and will be held in the State of New York. that if any party prevails on a statutory claim which affords permissible by applicable law. The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims. Failure to demand arbitration within the prescribed time period shall result in waiver of said claims. For the avoidance of doubt, any claim or dispute of sexual assault or sexual harassment may be pursued by the Executive in arbitration pursuant to this Section 15 or in an appropriate state or federal court having jurisdiction over the claim. (c) Each party may be served with process in any manner permitted under Delaware law, or by United States registered or certified mail, return receipt requested. (d) BY EXECUTION OF THIS AGREEMENT, THE PARTIES ARE WAIVING ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT. 16. Indemnification. To the fullest extent permitted by applicable law and as provided in the in accordance with this Section 16, the Company agrees to defend and indemnify the Executive against and to hold the Executive harmless from any and all claims and liabilities expenses (but excluding disputes arising under this Agreement, and claims asserted by the Company, the Board, or a affiliates) asserted against the Executive for actions taken or omitted to be taken by the Executive in good its affiliates during the term of this Agreement. The Company shall cause the Executive to be provided coverage under any D&O liability insurance policies that are maintained by the Company from time to time in the same manner as other executive officers and directors of the Company are covered. 17. No Third-Party Beneficiaries. Except as expressly provided in Section 5(e), this permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement, or other right. The Agreement is not intended and shall not be construed to create any third-party beneficiaries or to provide to any third parties with any remedy, claim, liability, reimbursement, cause of action, or other right or privilege. 18. Entire Agreement. This Agreement (together with all Exhibits attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and/or oral understandings between the parties with regard to the subject matter hereof.

11 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM For the avoidance of doubt, all Exhibits attached hereto shall be incorporated into and form a part of this Agreement. 19. Legal Counsel. The Executive expressly acknowledges that the Company has advised the Executive to consult with independent legal counsel of her choosing to review and explain to the Executive 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. Any counterpart may be executed by facsimile or electronic signature, and such facsimile or electronic signature shall be deemed an original. [SIGNATURE PAGE FOLLOWS]

12 VJ Employment Agreement (WC 3.6.2026)v3 - 3/7/2026 8:45 PM IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year indicated above. USA RARE EARTH, INC. By: ___________________________________ Name: Barbara Humpton Title: Chief Executive Officer Valerie Ford Jacob _______________________________________